                                                                    Exhibit 4.37

                LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE NO. 1
                          (Steelcase Trust No. 2000-1)

         LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE NO. 1 (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Lease Supplement") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1 (together with its successors and assigns permitted hereunder, the "Lessor"), and Steelcase Inc., a Michigan corporation (together with its successors and assigns permitted under the Lease referred to below, the "Lessee");

                              W I T N E S S E T H:

         Lessor and Lessee have heretofore entered into that certain Master Aircraft Lease Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Lease"). The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of confirming the acceptance and lease of the Aircraft under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in or by reference in, the Lease. For purposes of this Lease Supplement, "Aircraft" shall refer to the Aircraft identified on Schedule 1 attached hereto.

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. Lessee hereby acknowledges and confirms Section 5 of the Lease, with respect to the Aircraft.

         2. Lessor hereby confirms delivery and lease to Lessee, and Lessee hereby confirms acceptance and lease from Lessor, under the Lease as hereby supplemented, the Aircraft.

         3. Lessee hereby represents and warrants that to the best of its knowledge no Event of Loss has occurred with respect to the Aircraft set forth on Schedule 1 hereto as of the date hereof.

         4. The Equipment Cost of the Aircraft leased hereunder is set forth in Schedule 1 herein.

         5. The Base Term Commencement Date for the Aircraft is May 26, 2000. The Base Term Expiration Date for the Aircraft is May 26, 2003. The Fixed Basic Rent for the Aircraft is set forth in Schedule 2 attached hereto.

         6. The Sale Recourse Amount, for the Aircraft subject to this Lease Supplement is an amount equal to the Equipment Cost for such Aircraft multiplied by 80.29% on the Base Term Expiration Date; 79.64%, on last day of the first Renewal Term, if any; and 78.59% on the last day of the second Renewal Term, if any.

         7. The Delivery Date for the Aircraft subject to this Lease Supplement is the date hereof.

         8. All of the terms and provisions of the Lease are hereby incorporated by reference into this Lease Supplement and Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to Lessor or such other Person, as appropriate, as provided for in the Lease.

         9. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Lease Supplement may refer to the "Master Aircraft Lease Agreement, dated as of May 26, 2000", the "Lease Agreement, dated as of May 26, 2000," or the "Lease, dated as of May 26, 2000," or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         10. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease (a) are hereby incorporated herein by reference as though restated in their entirety and (b) shall be and remain in full force and effect.

         11. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         12. This Lease Supplement shall in all respects, including without limitation all matters of construction, validity and performance, be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles of such state (except Title 14 of Article 5 of the New York General Obligations Laws).

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. 1 to be duly executed and delivered by their respective officers as of the day and year first above written.

                                       LESSOR:

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity except as expressly provided
                                       herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1

                                       By:     /s/ Val T. Orton
                                           -------------------------------------
                                       Name:           Val T. Orton
                                       Title:          Vice President

                                       LESSEE:

                                       STEELCASE INC.,

                                       By:    /s/ Alwyn Rougier-Chapman
                                           -------------------------------------
                                       Name:   Alwyn Rougier-Chapman
                                       Title: Sr. VP - Finance and CFO

         *Receipt of the original counterpart of the foregoing Lease Supplement is hereby acknowledged on this 26th day of May, 2000.

                                       FIRST SECURITY TRUST COMPANY OF NEVADA,
                                       as Administrative Agent

                                       By:     /s/ Val T. Orton
                                           -------------------------------------
                                       Name:           Val T. Orton
                                       Title:          Trust Officer

------------------
* This acknowledgment is executed in the original counterpart only.

                                                                   Schedule 1 to
                                                          Lease Supplement No. 1
                                                    (Steelcase Trust No. 2000-1)

                   Description of the Aircraft/Equipment Cost

One 1996 Dassault Aviation Falcon 2000 aircraft bearing manufacturer's serial number 24 and U.S. Registration No. N376SC with two (2) CFE Model 738-1-1B engines installed thereon, bearing manufacturer's serial numbers P105163 and P105160, respectively.

Equipment Cost: $19,000,000.00

                                                                   Schedule 2 to
                                                          Lease Supplement No. 1
                                                    (Steelcase Trust No. 2000-1)

                            Fixed Basic Rent Schedule

                                                           Lease
Year        Rent Number        Fixed Basic Rent           Balance
----        -----------        ----------------         -----------
 1               1                  $19,792             $18,980,208
                 2                  $19,792             $18,960,417
                 3                  $19,792             $18,940,625
                 4                  $19,792             $18,920,833
                 5                  $19,792             $18,901,042
                 6                  $19,792             $18,881,250
                 7                  $19,792             $18,861,458
                 8                  $19,792             $18,841,667
                 9                  $19,792             $18,821,875
                10                  $19,792             $18,802,083
                11                  $19,792             $18,782,292
                12                  $19,792             $18,762,500
 2              13                  $19,792             $18,742,708
                14                  $19,792             $18,722,917
                15                  $19,792             $18,703,125
                16                  $19,792             $18,683,333
                17                  $19,792             $18,663,542
                18                  $19,792             $18,643,750
                19                  $19,792             $18,623,958
                20                  $19,792             $18,604,167
                21                  $19,792             $18,584,375
                22                  $19,792             $18,564,583
                23                  $19,792             $18,544,792
                24                  $19,792             $18,525,000
 3              25                  $19,792             $18,505,208
                26                  $19,792             $18,485,417
                27                  $19,792             $18,465,625
                28                  $19,792             $18,445,833
                29                  $19,792             $18,426,042
                30                  $19,792             $18,406,250
                31                  $19,792             $18,386,458
                32                  $19,792             $18,366,667
                33                  $19,792             $18,346,875
                34                  $19,792             $18,327,083
                35                  $19,792             $18,307,292
                36                  $19,792             $18,287,500
 4              37                  $19,792             $18,267,708

                                  Schedule II-1

                                                           Lease
Year        Rent Number        Fixed Basic Rent           Balance
----        -----------        ----------------         -----------
                38                  $19,792             $18,247,917
                39                  $19,792             $18,228,125
                40                  $19,792             $18,208,333
                41                  $19,792             $18,188,542
                42                  $19,792             $18,168,750
                43                  $19,792             $18,148,958
                44                  $19,792             $18,129,167
                45                  $19,792             $18,109,375
                46                  $19,792             $18,089,583
                47                  $19,792             $18,069,792
                48                  $19,792             $18,050,000
 5              49                  $19,792             $18,030,208
                50                  $19,792             $18,010,417
                51                  $19,792             $17,990,625
                52                  $19,792             $17,970,833
                53                  $19,792             $17,951,042
                54                  $19,792             $17,931,250
                55                  $19,792             $17,911,458
                56                  $19,792             $17,891,667
                57                  $19,792             $17,871,875
                58                  $19,792             $17,852,083
                59                  $19,792             $17,832,292
                60                $17,832,292           $17,812,500

                                  Schedule II-2